                                  Exhibit 8.1

                        [Letterhead of Thompson Coburn]

                                 May  10, 1996

Board of Directors
Peoples State Bankshares, Inc.
1080 S.W. Wanamaker Road, Suite A
Topeka, Kansas 66604

Board of Directors
Peoples State Bank
1064 S.W. Wanamaker Road
Topeka, Kansas 66604

Ladies and Gentlemen:

            You have requested our opinion with regard to certain federal income tax consequences of the proposed acquisition of all of the issued and outstanding stock of Peoples State Bank, a Kansas state bank ("Bank"), by Ameribanc, Inc., a Missouri corporation ("Ameribanc"). Ameribanc is a wholly owned subsidiary of Mercantile Bancorporation Inc., a Missouri corporation ("MBI"). The proposed acquisition will be accomplished in two simultaneous steps consisting of (i) an exchange by Ameribanc of solely MBI common stock, par value $5.00 per share ("MBI Common Stock"), in return for all Bank common stock, par value $100.00 per share ("Bank Common Stock") owned by Peoples State Bankshares, Inc., a Kansas corporation ("Bankshares") (the "Exchange"), and (ii) the merger of a to-be-formed, wholly owned subsidiary of Ameribanc with and into Bank (the "Merger") pursuant to which the stockholders of Bank (other than Ameribanc) who do not dissent from the Merger will receive solely MBI Common Stock in exchange for their Bank Common Stock. In connection with the Exchange, Bankshares will distribute the MBI Common Stock received and all of its remaining properties in complete liquidation (the "Liquidation") and will dissolve in connection with the Liquidation. As soon as practicable after the Merger, Mercantile Bank of Topeka will be merged with and into Bank.

            In connection with the preparation of our opinion, we have examined and have relied upon the following:

            (i) The Agreement and Plan of Reorganization among MBI, Ameribanc, Bank and Bankshares dated as of December 19, 1995, including the schedules and exhibits thereto (the "Agreement");

            (ii) MBI's Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus contained therein, filed with the Securities and Exchange Commission on May 10, 1996 (the "Registration Statement");

            (iii) the "Voting Agreements" (as defined in the Registration Statement) and that agreement described under the caption "Interests of Certain Persons in the Acquisition" in the Registration Statement;

            (iv) The representations and undertaking of MBI substantially in the form of Exhibit A hereto;



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Peoples State Bankshares, Inc.
Peoples State Bank
May 10, 1996
Page 2


            (v) The representations and undertakings of Bankshares and Bank substantially in the forms of Exhibit B and Exhibit C hereto, respectively;

            (vi) The representations and undertakings of certain holders of Bankshares common stock, par value $1.00 per share ("Bankshares Common Stock"), and certain holders of Bank Common Stock, generally in the forms of Exhibit D and Exhibit E hereto, respectively; and

            (vii) The Rights Plan between MBI and Mercantile Bank of St. Louis National Association as rights agent dated May 23, 1988.

            Our opinion is based solely upon applicable law and the factual information and undertakings contained in the above-mentioned documents. In rendering our opinion, we have assumed the accuracy of all information and the performance of all undertakings contained in each of such documents. We also have assumed the authenticity of all original documents, the conformity of all copies to the original documents, and the genuineness of all signatures. We have not attempted to verify independently the accuracy of any information in any such document, and we have assumed that such documents accurately and completely set forth all material facts relevant to this opinion. All of our assumptions were made with your consent. If any fact or assumption described herein or below is incorrect, any or all of the federal income tax consequences described herein may be inapplicable.

                                   OPINION

            Subject to the foregoing, to the conditions and limitations expressed elsewhere herein, and assuming that the Merger is consummated in accordance with the Agreement, we are of the opinion that for federal income tax purposes, each of the Exchange and the Merger will constitute a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), with the following federal income tax consequences:

            1. No gain or loss will be recognized by Bankshares on its transfer of Bank Common Stock solely in exchange for MBI Common Stock in the Exchange.

            2. No gain or loss will be recognized by Bankshares on its distribution of MBI Common Stock in the Liquidation.

            3. Each stockholder of Bankshares who exchanges, in the Liquidation, his or its shares of Bankshares Common Stock solely for shares of MBI Common Stock:

                a) will recognize no gain or loss as a result of the exchange, except with regard to cash received in lieu of a fractional share, as discussed below (Code section 354(a)(1));

                b) will have an aggregate basis for the shares of MBI Common Stock received equal to the aggregate adjusted tax basis of the shares of Bank Common Stock surrendered (Code section 358(a)(1)); and

Peoples State Bankshares, Inc.
Peoples State Bank
May 10, 1996
Page 3


                c) will have a holding period for the shares of MBI Common Stock received which includes the period during which the shares of Bank Common Stock surrendered were held, provided that the shares of Bank Common Stock surrendered were capital assets in the hands of such holder at the time of the Liquidation (Code section 1223(1)).


            4. Each stockholder of Bank who exchanges, in the Merger, his or its shares of Bank Common Stock solely for shares of MBI Common Stock:

                a) will recognize no gain or loss as a result of the exchange, except with regard to cash received in lieu of a fractional share, as discussed below (Code section 354(a)(1));

                b) will have an aggregate basis for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 5, below) equal to the aggregate adjusted tax basis of the shares of Bank Common Stock surrendered (Code section 358(a)(1)); and

                c) will have a holding period for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 5, below) which includes the period during which the shares of Bank Common Stock surrendered were held, provided that the shares of Bank Common Stock surrendered were capital assets in the hands of such holder at the time of the Merger (Code section 1223(1)).

            5. Each stockholder of Bank who receives, in the Merger, cash in lieu of a fractional share of MBI Common Stock will be treated as if the fractional share had been received in the Merger and then redeemed by MBI. Provided that the shares of Bank Common Stock surrendered were capital assets in the hands of such holder at the time of the Merger, the receipt of such cash will cause the recipient to recognize capital gain or loss, equal to the difference between the amount of cash received and the portion of such holder's basis in the shares of MBI Common Stock allocable to the fractional share (Code sections 1001 and 1222; Rev. Rul. 66-365, 1966-2 C.B. 116; Rev.
Proc. 77-41, 1977-2 C.B. 574).

                           * * * * * * * * * * * *

            We express no opinion with regard to (1) the federal income tax consequences of the Merger not addressed expressly by this opinion, including without limitation, (i) the tax consequences, if any, to those stockholders of Bank who acquired shares of Bank Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, and (ii) the tax consequences to special classes of stockholders, if any, including without limitation, foreign persons, insurance companies, tax-exempt entities, retirement plans, and dealers in securities; and (2) federal, state, local, or foreign taxes (or any other federal, state, local, or foreign laws) not specifically referred to and discussed herein. Further, our opinion is based upon the Code, Treasury Regulations proposed or promulgated thereunder, and administrative interpretations and judicial precedents relating thereto, all of which are subject to change at any time, possibly with retroactive effect, and

Peoples State Bankshares, Inc.
Peoples State Bank
May 10, 1996
Page 4


we assume no obligation to advise you of any subsequent change thereto. If there is any change in the applicable law or regulations, or if there is any new administrative or judicial interpretation of the applicable law or regulations, any or all of the federal income tax consequences described herein may become inapplicable.

            The foregoing opinion reflects our legal judgment solely on the issues presented and discussed herein. This opinion has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Internal Revenue Service or any court of competent jurisdiction will agree with this opinion.

            We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references made to this letter and to this firm in the Registration Statement.

                                          Very truly yours,

                                          /s/ Thompson Coburn

                                                                     Exhibit A
                                  CERTIFICATE
                                  -----------

            The undersigned,        *        , [Undersigned's Title] of
                             ----------------
Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Reorganization among MBI, Ameribanc, Inc., a Missouri corporation ("Ameribanc"), Peoples State Bank, a Kansas state bank ("Bank"), and Peoples State Bankshares, Inc., a Kansas corporation ("Bankshares") dated as of December 19, 1995, including the schedules and exhibits thereto (the "Agreement"), and (b) I am aware that, pursuant to the Agreement, Ameribanc will acquire all outstanding Bank common stock, par value $100.00 per share ("Bank Common Stock"), solely in exchange for MBI common stock, par value $5.00 per share ("MBI Common Stock"), in two simultaneous transactions consisting of (i) an exchange by Bankshares of its Bank Common Stock solely in return for MBI Common Stock to be issued on behalf of Ameribanc (the "Exchange"), and (ii) the merger of a to-be-formed, wholly owned subsidiary of Ameribanc ("Acquisition Bank") with and into Bank (the "Merger" and, collectively with the Exchange, the "Acquisition") pursuant to which the stockholders of Bank (other than Ameribanc) who do not dissent from the Merger will receive solely MBI Common Stock; and (c) I am aware that (i) this Certificate will be relied on by Thompson Coburn, counsel for MBI and Ameribanc, in rendering its opinion to Bankshares and Bank that the Exchange and the Merger will each constitute a reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Exchange and the Merger.

            The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF MBI, that:

            (1) Neither MBI nor any other member of MBI's "affiliated group" (as the quoted term is defined in Code section 1504, the "MBI Affiliated Group") has owned, directly or indirectly, any stock of Bank within the last five years.

            (2) Before the Merger, Ameribanc will be in control of Acquisition Bank within the meaning of section 368(c) of the Code.

            (3) Before the Merger, Acquisition Bank will have no assets or liabilities other than assets, if any, received from Ameribanc to satisfy Acquisition Bank's capitalization requirements

(the "Minimum Assets"). MBI will cause the Minimum Assets to be returned to Ameribanc within thirty (30) days after the Merger by means of a dividend distribution or other payment.

            (4) No indebtedness between Bankshares, Bank, or any other member of Bankshares's "affiliated group" (as the quoted term is defined in Code section 1504, the "Bankshares Affiliated Group"), on the one hand, and MBI or any other member of the MBI Affiliated Group, on the other hand, exists or will exist prior to the Acquisition that (a) was issued or acquired at a discount, (b) will be settled, as a result of the Acquisition, at a discount, or (c) will result in the recognition of gain under Treasury Regulation Sec. 1.1502-13. No "installment obligation" (as the quoted term is defined for purposes of Code section 453B) between Bank, on the one hand, and MBI or Acquisition Bank, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

            (5) The fair market value of the MBI Common Stock to be received by each Bank stockholder in the Acquisition (including cash to be received in lieu of fractional shares of MBI Common Stock, if any) will be approximately equal to the fair market value of the Bank Common Stock surrendered in the Acquisition by each such stockholder.

            (6) Except as otherwise set forth by the undersigned on an attachment hereto, MBI is aware of no plan, intention or arrangement (including any option or pledge) on the part of any holder of Bankshares Common Stock or Bank Common Stock to sell, exchange or otherwise dispose of any of the MBI Common Stock to be received in connection with the Acquisition or the subsequent liquidation of Bankshares, with the exception of fractional shares of MBI Common Stock to be exchanged for cash pursuant to the Acquisition.

            (7) The payment of cash in lieu of fractional shares of MBI Common Stock in the Acquisition will be solely for the purpose of avoiding the expense and inconvenience to MBI of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Acquisition to the stockholders of Bankshares and Bank in lieu of fractional shares of MBI Common Stock will not exceed one percent of the total consideration that will be issued in the Acquisition. The fractional share interests of each Bank stockholder will be aggregated, and no Bank stockholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of MBI Common Stock.

            (8) MBI, Acquisition Bank, Bankshares, the stockholders of Bankshares, Bank, and the stockholders of Bank will each pay their respective expenses, if any, incurred in connection with the Acquisition; provided, however, that Ameribanc (and not MBI) will pay or assume those expenses set forth in Section 5.08 of the Agreement.

            (9) Except with regard to Transaction Costs (as defined below), neither MBI nor any other member of the MBI Affiliated Group will pay (or lend) any amount or incur (or guarantee) any liability to or for the benefit of, or assume or cancel any liability of, Bankshares, Bank, any stockholder of Bankshares, any stockholder of Bank or any other member of the Bankshares Affiliated Group in connection with the Exchange or the Merger, and no liability to which Bank Common Stock or Bankshares Common Stock is subject will be extinguished as a result of the Merger.
            For purposes of this representation, any payment (or loan) to or for the benefit of Bankshares or any stockholder of Bankshares or Bank (including without limitation, any payment from Bankshares or Bank in the form of a dividend, distribution, or redemption, or any payment to a dissenter) with cash or other property furnished (or reimbursed), directly or indirectly, by MBI or any other member of the MBI Affiliated Group will be treated as a payment by MBI to or for the benefit of a stockholder of Bankshares or Bank.
            For purposes of this representation, the term "liability" shall include any undertaking to pay or to cause the reduction, release, or extinguishment of any obligation, without regard to whether any such undertaking or obligation is contingent or legally enforceable (for example and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a stockholder of Bankshares or Bank or to cause by other means the release of such guaranty).
            For purposes of this representation, the term "Transaction Costs" shall mean amounts paid or liabilities incurred in connection with the Merger
(i) to Bank stockholders with respect to the MBI Common Stock (including cash in lieu of fractional shares thereof) to be delivered in the Merger, (ii) by MBI or any other member of the MBI Affiliated Group for legal, accounting, and investment banking and/or advisor services rendered to MBI or any other member of the MBI Affiliated Group, (iii) for those expenses payable or assumable by Ameribanc in accordance with representation 8 above, (iv) as compensation to any employee of MBI or of any member of the MBI Affiliated Group for services rendered in the ordinary course of his or her employment, and (v) compensation to any employee of Bank that qualifies under representation (15) below.

            (10) All payments made to dissenters, if any, and all expenses incurred by Bank in connection with the Acquisition and not paid by Bank before the Effective Date will be funded with Bank assets from an escrow to be established and funded before the Acquisition by Bank for that purpose, as described in Section 5.16 of the Agreement (the "Escrow").

            (11) Neither MBI nor any other member of the MBI Affiliated Group has any plan or intention to redeem or otherwise reacquire any of the MBI Common Stock issued to the stockholders of Bank in the Merger.

            (12) After the Merger, (a) Ameribanc will not issue additional shares of its stock that would result in MBI losing control of Ameribanc within the meaning of section 368(c) of the Code, and (b) neither Ameribanc nor any other member of the MBI Affiliated Group will have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in Ameribanc that, if exercised or converted, would affect MBI's retention of control of Ameribanc (as defined above).

            (13) Neither MBI nor any other member of the MBI Affiliated Group has any plan or intention (a) to liquidate Bank or Ameribanc, (b) to merge Bank or Ameribanc with and into another corporation, (c) except for transfers of Bank stock to controlled corporations (as described in section 368(a)(2)(C) of the Code), to sell or otherwise dispose of (whether by dividend distribution or otherwise) the stock of Bank or Ameribanc, or (d) except for dispositions made in the ordinary course of business or dispositions approved in writing by Thompson Coburn, to cause, suffer, or permit Bank to sell or otherwise dispose of (whether by dividend distribution or otherwise) (i) any assets of Bank (excluding any assets of Acquisition Bank acquired by Bank as a result of the Merger and excluding any funds deposited in the Escrow that are paid out by the Escrow in accordance with the terms of the Escrow) or (ii) any assets of any other member of the Bankshares Affiliated Group.
            The proposed merger of Mercantile Bank of Topeka, a Kansas state bank, with and into Bank (the "Topeka Merger") after the Acquisition is not a plan or intention described in this representation 13. There will be no dissenters to the Topeka Merger, Bank will not dispose of any of its assets (or any assets of any other member of the Bankshares Affiliated Group) in connection with the Topeka Merger, and Bank (and its Kansas banking charter, as may be amended in connection with the Topeka Merger) will survive the Topeka Merger.

            (14) After the Merger, Ameribanc and Bank will continue the historic businesses of Bank and the other members of the Bankshares Affiliated Group, or will use a significant portion of the historic business assets of the members of the Bankshares Affiliated Group in a business (no stock of any member of the Bankshares Affiliated Group shall be treated as a business asset for purposes of this representation).

            (15) None of the compensation to be paid or accrued after the Merger to or for the benefit of any stockholder-employee of Bank will be separate consideration for, or allocable to, any of his or her shares of Bank Common Stock; none of the shares of MBI Common Stock received in the Merger by any Bank stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation to be paid or accrued after the Merger to or for the benefit of any Bank stockholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

            (16) With regard to the Rights Plan between MBI and Mercantile Bank of St. Louis National Association as rights agent, dated May 23, 1988 (the "Rights Agreement"), no "Distribution Date" (as the quoted term is defined in the Rights Agreement) has occurred, and the Acquisition will not cause the occurrence of a Distribution Date.

            (17) The Agreement, the "Voting Agreements" (as defined in the Registration Statement) and that agreement described under the caption "Interests of Certain Persons in the Acquisition" in the Registration Statement (including, in each case, the schedules and exhibits thereto, collectively, the "Acquisition Documents") represent all of the agreements and understandings between or among MBI, Bankshares, Bank or the stockholders and employees of each of Bankshares and Bank in connection with the Exchange and the Merger. No terms of the Acquisition Documents have been waived or modified.

            The undersigned HEREBY AGREES to immediately communicate in writing to Thompson Coburn at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made again immediately before the Merger.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of MBI this ----- day of ------------, 1996.





                                         --------------------------------

                                                                     Exhibit B
                                  CERTIFICATE
                                  -----------

            The undersigned,                    , [Undersigned's Title] of
                             -------------------
Peoples State Bankshares, Inc., a Kansas corporation ("Bankshares"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Reorganization among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Ameribanc, Inc., a Missouri corporation ("Ameribanc"), Peoples State Bank, a Kansas state bank ("Bank"), and Bankshares dated as of December 19, 1995, including the schedules and exhibits thereto (the "Agreement"), and (b) I am aware that, pursuant to the Agreement, Ameribanc will acquire all outstanding Bank common stock, par value $100.00 per share ("Bank Common Stock"), solely in exchange for MBI common stock, par value $5.00 per share ("MBI Common Stock"), in two simultaneous transactions consisting of (i) an exchange by Bankshares of its Bank Common Stock solely in return for MBI Common Stock to be issued on behalf of Ameribanc (the "Exchange"), and (ii) the merger of a to-be-formed, wholly owned subsidiary of Ameribanc with and into Bank (the "Merger") pursuant to which the stockholders of Bank (other than Ameribanc) who do not dissent from the Merger will receive solely MBI Common Stock; and (c) I am aware that (i) this Certificate will be relied on by Thompson Coburn, counsel for MBI and Ameribanc, in rendering its opinion to Bankshares and Bank that the Exchange and the Merger will each constitute a reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Exchange and the Merger.

            The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF Bankshares, that:

            (1) To the best knowledge of the undersigned, neither MBI nor any other member of MBI's "affiliated group" (as the quoted term is defined in Code section 1504, the "MBI Affiliated Group") has owned, directly or indirectly, any stock of Bankshares or Bank within the last five years.
            (2) No indebtedness between Bankshares or any other member of Bankshares's "affiliated group" (as the quoted term is defined in Code section 1504, the "Bankshares Affiliated Group"), on the one hand, and MBI or any other member of the MBI Affiliated Group, on the other hand, exists or will exist prior to the effective time of the Exchange (the "Effective Time") that (a) was issued or acquired at a discount, (b) will be settled, as a result of the Exchange, at a discount, or (c) will result in the recognition of gain under Treasury Regulation Sec. 1.1502-13. No "installment obligation" (as the quoted term is defined for purposes of Code section
453B), between Bankshares, on the one hand, and MBI or Ameribanc, on the other hand, exists or will exist prior to the Exchange that will be extinguished as a result of the Exchange.

            (3) At the Effective Time and except with regard to Transaction Costs (as defined below), each liability of Bankshares and each liability to which an asset of Bankshares is subject will have been incurred by Bankshares in the ordinary course of business and no such liability will have been incurred in anticipation of the Exchange. In addition, at the time of the Exchange and except with regard to Transaction Costs, Bankshares will not, directly or indirectly, have paid (or loaned) any amount or incurred any liability to or for the benefit of, or assumed or cancelled any liability of, any stockholder of Bankshares or Bank in connection with the Exchange or the Merger.
            No liabilities of Bankshares will be assumed (or guaranteed) by MBI or any other member of the MBI Affiliated Group, and the Bank Common Stock to be acquired by Ameribanc will not be subject to any liabilities at the Effective Time. No liabilities of Bankshares will be assumed by Bank in connection with the Exchange or the Merger, and all shared liabilities of Bankshares and Bank (including joint and several liabilities for such items as federal income taxes and certain pension liabilities) will be allocated between Bankshares and Bank pursuant to agreements containing terms similar to those contained in arm's length agreements between unrelated parties.
            For purposes of this representation, (a) the term "Bankshares" shall be deemed also to refer to each other member of the Bankshares Affiliated Group, (b) the term "liability" shall include any undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such undertaking or obligation is contingent or legally enforceable (for example and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a Bankshares stockholder or to cause by other means the release of such guaranty), and (c) the term "Transaction Costs" shall mean amounts paid or liabilities incurred in connection with the Exchange or the Merger
(i) to dissenters, if any, (ii) for legal, accounting, and investment banking and/or advisor services rendered to Bankshares or any other member of the Bankshares Affiliated Group, if any, and (iii) as compensation to any employee of Bankshares or any other member of the Bankshares Affiliated Group for services rendered in the ordinary course of his or her employment.

            (4) At the Effective Time, neither Bankshares nor any other member of the Bankshares Affiliated Group will have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in Bank.

            (5) In the Exchange, Bankshares will transfer to Ameribanc assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, in each case, that were held by Bankshares immediately prior to the Exchange. For purposes of this representation, Bankshares assets used to pay stockholders who receive cash, and Bankshares assets used to pay expenses of the Exchange or the Merger or to fund any redemption or distribution within 24 months before the Effective Time (except for regular, normal dividends) shall be included as assets of Bankshares held immediately prior to the Exchange. For purposes of this representation, any asset of Bankshares or any other member of the Bankshares Affiliated Group that is disposed of within 24 months before the Effective Time other than in the ordinary course of business also shall be included as an asset of Bankshares held immediately prior to the Exchange (including, for example and without limitation, funds to be deposited by Bank in the escrow described in Section 5.16 of the Agreement for the purpose of paying dissenters and expenses of the Merger (the "Escrow"), but excluding the August 1994 disposition of Citizens State Bank, a Kansas state bank ("Citizens")).

            (6) At the time of the disposition of Citizens in August 1994, there was no plan, intention or arrangement to dispose of Bank. In excess of 90 percent of the proceeds from such disposition (i) were used by Bankshares to fund operating expenses, to repay loans incurred to purchase the stock of Citizens and/or Bank, or (ii) have been retained by Bankshares. A portion of the proceeds were used to pay bonuses to employee stockholders of Bankshares in January of 1995, none of which bonuses constituted unreasonable compensation. Other than these bonuses, none of such proceeds were used to fund any distribution to stockholders of Bankshares.

            (7) The fair market value of the MBI Common Stock to be received by each Bankshares stockholder in connection with the Exchange (pursuant to the subsequent liquidation of Bankshares) will be approximately equal to the fair market value of the Bankshares common stock, par value $1.00 per share ("Bankshares Common Stock"), surrendered in connection with the Exchange by each such stockholder.

            (8) None of the compensation paid or accrued to or for the benefit of any Bankshares stockholder-employee will be separate consideration for, or allocable to, any of his or her shares of Bankshares Common Stock; none of the shares of MBI Common Stock received in the Exchange by any Bankshares stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation paid or accrued to or for the benefit of any Bankshares stockholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services and Bankshares's past practices.

            (9) There is no plan, intention or other arrangement (including any option or pledge) on the part of the holders of 1% or more of the Bankshares Common Stock and, to the best knowledge of the undersigned, there is no plan, intention or other arrangement (including any option or pledge) on the part of the other holders of Bankshares Common Stock to sell, exchange or otherwise dispose of a number of shares of MBI Common Stock received by such holders in connection with the Exchange (pursuant to the subsequent liquidation of Bankshares) that would reduce such holders' aggregate ownership of MBI Common Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the formerly outstanding Bankshares Common Stock as of the Effective Time. For purposes of this representation, shares of Bankshares Common Stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of MBI Common Stock will be treated as outstanding as of the Effective Time. Moreover, all shares of Bankshares Common Stock and shares of MBI Common Stock held by Bankshares stockholders and otherwise sold, redeemed, or disposed of before or after the Effective Time will be taken into account in making this representation. All of the MBI Common Stock received by Bankshares in the Exchange will be distributed by Bankshares in the liquidation of Bankshares described in representation (13) below.

            (10) The total cash consideration that will be paid in the Exchange to Bankshares in lieu of a fractional share of MBI Common Stock will not exceed the value of one share of MBI Common Stock.

            (11) Expenses, if any, that are incurred in connection with the Exchange and are properly attributable to Bankshares's stockholders will be paid by those stockholders and not by Bankshares. Bankshares will pay its own expenses that are incurred in connection with the Exchange.

            (12)  Bankshares is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

            (13) No stock of Bankshares will be issued after the execution date of the Agreement. Bankshares will distribute all of its properties (including the MBI Common Stock received in the Exchange) and liabilities to its stockholders no later than six months after the Effective Time and will at that time be dissolved. Bankshares will make all liquidating and other distributions after the Effective Time on a pro rata basis in accordance with the fair market value of the Bankshares Common Stock held by each stockholder of Bankshares at the Effective Time.

            (14) The Agreement, the "Voting Agreements" (as defined in the Registration Statement) and that agreement described under the caption "Interests of Certain Persons in the Acquisition" in the Registration Statement (including, in each case, the schedules and exhibits thereto, collectively, the "Acquisition Documents") represent all of the agreements and understandings between or among MBI, Bankshares, Bank or the stockholders and employees of each of Bankshares and Bank in connection with the Exchange and the Merger. No terms of the Acquisition Documents have been waived or modified.

            The undersigned HEREBY AGREES to immediately communicate in writing to Thompson Coburn at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made again immediately before the Exchange.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Bankshares this ----- day of ---------------, 1996.





                                         --------------------------------

                                                                     Exhibit C
                                  CERTIFICATE
                                  -----------

            The undersigned,                    , [Undersigned's Title] of
                             -------------------
Peoples State Bank, a Kansas state bank ("Bank"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Reorganization among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Ameribanc, Inc., a Missouri corporation ("Ameribanc"), Bank, and Peoples State Bankshares, Inc., a Kansas corporation ("Bankshares"), dated as of December 19, 1995, including the schedules and exhibits thereto (the "Agreement"), and (b) I am aware that, pursuant to the Agreement, Ameribanc will acquire all outstanding Bank common stock, par value $100.00 per share ("Bank Common Stock"), solely in exchange for MBI common stock, par value $5.00 per share ("MBI Common Stock"), in two simultaneous transactions consisting of (i) an exchange by Bankshares of its Bank Common Stock solely in return for MBI Common Stock to be issued on behalf of Ameribanc (the "Exchange"), and (ii) the merger of a to-be-formed, wholly owned subsidiary of Ameribanc with and into Bank (the "Merger") pursuant to which the stockholders of Bank (other than Ameribanc) who do not dissent from the Merger will receive solely MBI Common Stock; and (c) I am aware that (i) this Certificate will be relied on by Thompson Coburn, counsel for MBI and Ameribanc, in rendering its opinion to Bankshares and Bank that the Exchange and the Merger will each constitute a reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Exchange and the Merger.

            The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF Bank, that:

            (1) To the best knowledge of the undersigned, neither MBI nor any other member of MBI's "affiliated group" (as the quoted term is defined in Code section 1504, the "MBI Affiliated Group") has owned, directly or indirectly, any stock of Bankshares or Bank within the last five years.

            (2) No indebtedness between Bank or any other member of Bankshares's "affiliated group" (as the quoted term is defined in Code section 1504, the "Bankshares Affiliated Group"), on the one hand, and MBI or any other member of the MBI Affiliated Group, on the other hand, exists or will exist prior to the effective time of the Merger (the "Effective Time") that (a) was issued or acquired at a discount, (b) will be settled, as a result of the Merger, at a discount, or (c) will result in the recognition of gain under Treasury Regulation Sec. 1.1502-13. No "installment obligation" (as the quoted term is defined for purposes of Code section
453B), between Bank, on the one hand, and Ameribanc or Mercantile Bank of Topeka, a Kansas state bank, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

            (3) At the Effective Time, the fair market value of the assets of Bank will exceed the sum of the amount of liabilities of Bank, plus the amount of liabilities, if any, to which Bank's assets are then subject.

            (4) At the Effective Time and except with regard to Transaction Costs (as defined below), each liability of Bank and each liability to which an asset of Bank is subject will have been incurred by Bank in the ordinary course of business and no such liability will have been incurred in anticipation of the Merger. In addition, at the time of the Merger and except with regard to Transaction Costs, Bank will not, directly or indirectly, have paid (or loaned) any amount or incurred any liability to or for the benefit of, or assumed or cancelled any liability of, any stockholder of Bank or Bankshares in connection with the Merger.
            No liabilities of Bank will be assumed (or guaranteed) by MBI or any other member of the MBI Affiliated Group. No liabilities of Bankshares will be assumed by Bank in connection with the Exchange or the Merger, and all shared liabilities of Bankshares and Bank (including joint and several liabilities for such items as federal income taxes and certain pension liabilities) will be allocated between Bankshares and Bank pursuant to agreements containing terms similar to those contained in arm's length agreements between unrelated parties.
            For purposes of this representation, (a) the term "Bank" shall be deemed also to refer to each other member of the Bankshares Affiliated Group,
(b) the term "liability" shall include any undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such undertaking or obligation is contingent or legally enforceable (for example and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a Bank stockholder or to cause by other means the release of such guaranty), and (c) the term "Transaction Costs" shall mean amounts paid or liabilities incurred in connection with the Merger (i) to dissenters, if any, (ii) for legal, accounting, and investment banking and/or advisor services rendered to Bank or any subsidiary of Bank, if any, and (iii) as compensation to any employee of Bank or any subsidiary of Bank for services rendered in the ordinary course of his or her employment.

            (5) At the Effective Time, neither Bank nor any other member of the Bankshares Affiliated Group will have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in Bank.

            (6) The fair market value of the MBI Common Stock to be received by each Bank stockholder in the Merger (including cash to be received in lieu of fractional shares of MBI Common Stock, if any) will be approximately equal to the fair market value of the Bank Common Stock surrendered in the Merger by each such stockholder.

            (7) None of the compensation paid or accrued before the Merger to or for the benefit of any Bank stockholder-employee will be separate consideration for, or allocable to, any of his or her shares of Bank Common Stock; none of the shares of MBI Common Stock received in the Merger by any Bank stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation paid or accrued before the Merger to or for the benefit of any Bank stockholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

            (8) There is no plan, intention or other arrangement (including any option or pledge) on the part of the holders of 1% or more of the Bank Common Stock and, to the best knowledge of the undersigned, there is no plan, intention or other arrangement (including any option or pledge) on the part of the other holders of Bank Common Stock to sell, exchange or otherwise dispose of a number of shares of MBI Common Stock received by such holders in the Merger that would reduce such holders' aggregate ownership of MBI Common Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the formerly outstanding Bank Common Stock as of the Effective Time. For purposes of this representation, shares of Bank Common Stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of MBI Common Stock will be treated as outstanding as of the Effective Time. Moreover, all shares of Bank Common Stock and shares of MBI Common Stock held by Bank stockholders and otherwise sold, redeemed, or disposed of before or after the Effective Time will be taken into account in making this representation.

            (9) The payment of cash in lieu of fractional shares of MBI Common Stock will be solely for the purpose of avoiding the expense and inconvenience to MBI of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Bank stockholders in lieu of fractional shares of MBI Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the Bank stockholders in exchange for their shares of Bank Common Stock. The fractional share interests of each Bank stockholder will be aggregated, and no Bank stockholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of MBI Common Stock.

            (10) Expenses, if any, that are incurred in connection with the Merger and are properly attributable to Bank's stockholders (including Bankshares) will be paid by those stockholders and not by Bank. Bank will pay its own expenses that are incurred in connection with the Merger.

            (11) All payments made to dissenters and all expenses of Bank incurred in connection with the Merger that remain unpaid at the Effective Time, if any, will be paid from the escrow described in Section 5.16 of the Agreement (the "Escrow"). The Escrow will be established and funded with Bank assets for that purpose before the Merger.

            (12) The assets held by Bank immediately after the Effective Time would be sufficient to enable Bank to continue all its operations at current levels of activity and in accordance with past practice, without resort to additional capital or borrowed funds. For purposes of this representation, Bank assets used to pay dissenters or to pay stockholders who receive cash, and Bank assets used to pay expenses of the Merger or to fund the Escrow shall not be treated as assets held by Bank immediately prior to the Merger.

            (13) Immediately after the Effective Time, Bank will hold assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, in each case, that were held by Bank immediately prior to the Merger. For purposes of this representation, Bank assets used to pay dissenters or to pay stockholders who receive cash, and Bank assets used to pay expenses of the Merger, to fund the Escrow or to fund any redemption or distribution within 24 months before the Merger (except for regular, normal dividends) shall be included as assets of Bank held immediately prior to the Merger. For purposes of this representation, any asset of Bank or any subsidiary of Bank that is disposed of within 24 months before the Merger other than in the ordinary course of business also shall be included as an asset of Bank held immediately prior to the Merger.

            (14) The Agreement, the "Voting Agreements" (as defined in the Registration Statement) and that agreement described under the caption "Interests of Certain Persons in the Acquisition" in the Registration Statement (including, in each case, the schedules and exhibits thereto, collectively, the "Acquisition Documents") represent all of the agreements and understandings between or among MBI, Bankshares, Bank or the stockholders and employees of each of Bankshares and Bank in connection with the Exchange and the Merger. No terms of the Acquisition Documents have been waived or modified.

            The undersigned HEREBY AGREES to immediately communicate in writing to Thompson Coburn at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made again immediately before the Merger.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Bank this ----- day of ---------------, 1996.





                                         --------------------------------

                                                                     Exhibit D

                                  CERTIFICATE
                                  -----------

            The undersigned stockholder of Peoples State Bankshares, Inc., a
Kansas corporation ("Bankshares"), [stockholder's name], a holder of   *
                                   --------------------              -----
shares of Bankshares common stock, par value $1.00 per share ("Bankshares Common Stock"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Reorganization among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Ameribanc, Inc., a Missouri corporation ("Ameribanc"), Peoples State Bank, a Kansas state bank ("Bank"), and Bankshares dated as of December 19, 1995 (the "Agreement"), and (b) I am aware that, pursuant to the Agreement, Ameribanc will acquire all outstanding Bank common stock, par value $100.00 per share ("Bank Common Stock"), solely in exchange for MBI common stock, par value $5.00 per share ("MBI Common Stock"), in two simultaneous transactions consisting of (i) an exchange by Bankshares of its Bank Common Stock solely in return for MBI Common Stock to be issued on behalf of Ameribanc (the "Exchange"), and (ii) the merger of a to-be-formed, wholly owned subsidiary of Ameribanc with and into Bank pursuant to which the stockholders of Bank (other than Ameribanc) who do not dissent from the Merger will receive solely MBI Common Stock; and (c) I am aware that (i) this Certificate will be relied on by Thompson Coburn, counsel for MBI and Ameribanc, in rendering its opinion to Bankshares and Bank that the Exchange and the Merger will each constitute a reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended, and
(ii) the representations and undertaking recited herein will survive the Exchange and the Merger.

            The undersigned HEREBY FURTHER CERTIFIES that the undersigned has no plan, intention or arrangement to sell, exchange or otherwise dispose of (including any option, pledge or transfer in trust) any of the MBI Common Stock to be received in connection with the Exchange and subsequent liquidation of Bankshares.

            The undersigned HEREBY AGREES to immediately communicate in writing to Thompson Coburn at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made again immediately before the Merger.

            IN WITNESS WHEREOF, the undersigned has executed this certificate, or caused this certificate to be executed by its duly authorized representative, this ----- day of ---------------, 1996.





                                         --------------------------------

                                                                     Exhibit E

                                  CERTIFICATE
                                  -----------

            The undersigned stockholder of Peoples State Bank, a Kansas state
bank ("Bank"), [stockholder's name], a holder of   *   shares of Bank
               --------------------              -----
common stock, par value $100.00 per share ("Bank Common Stock"), HEREBY CERTIFIES that (a) I have been advised that an Agreement and Plan of Reorganization has been entered into among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Ameribanc, Inc., a Missouri corporation ("Ameribanc"), Bank and Peoples State Bankshares, a Kansas corporation ("Bankshares") dated as of December 19, 1995, and (b) I am aware that, pursuant to the Agreement, Ameribanc will acquire all outstanding Bank common stock, par value $100.00 per share ("Bank Common Stock"), solely in exchange for MBI common stock, par value $5.00 per share ("MBI Common Stock"), in two simultaneous transactions consisting of (i) an exchange by Bankshares of its Bank Common Stock solely in return for MBI Common Stock to be issued on behalf of Ameribanc, and (ii) the merger of a to-be-formed, wholly owned subsidiary of Ameribanc with and into Bank (the "Merger") pursuant to which the stockholders of Bank (other than Ameribanc) who do not dissent from the Merger will receive solely MBI Common Stock; and (c) I am aware that (i) this Certificate will be relied on by Thompson Coburn, counsel for MBI and Ameribanc, in rendering its opinion to Bankshares and Bank that the Exchange and the Merger will each constitute a reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended, and (ii) the representations and undertaking recited herein will survive the Exchange and the Merger.

            The undersigned HEREBY FURTHER CERTIFIES that the undersigned has no plan, intention or arrangement to sell, exchange or otherwise dispose of (including any option, pledge or transfer in trust) any of the MBI Common Stock to be received in the Merger, with the exception of any fractional share of MBI Common Stock to be exchanged for cash pursuant to the Merger.

            The undersigned HEREBY AGREES to immediately communicate in writing to Thompson Coburn at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made again immediately before the Merger.

            IN WITNESS WHEREOF, the undersigned has executed this certificate, or caused this certificate to be executed by its duly authorized representative, this ----- day of ---------------, 1996.





                                         --------------------------------